Exhibit 99.1

Janus Henderson Group plc Reports Fourth Quarter 2020 Diluted EPS of US$1.02,

or US$1.04 on an Adjusted Basis

●	Solid long-term investment performance, with 65% and 72% of assets under management (‘AUM’) outperforming relevant benchmarks on a three- and five-year basis, respectively, as at 31 December 2020
●	AUM increased 12% to US$401.6 billion compared to the prior quarter, reflecting positive markets and improved outflows of US$(1.1) billion
●	Completed US$27 million of share buybacks during the fourth quarter for a total of US$131 million of share buybacks in 2020
●	Board declared quarterly dividend of US$0.36 per share

LONDON — 4 February 2021 — Janus Henderson Group plc (NYSE/ASX: JHG; ‘JHG’, ‘the Group’) published its fourth quarter and full-year 2020 results for the period ended 31 December 2020.

Fourth Quarter 2020 Results

Fourth quarter 2020 operating income was US$227.0 million compared to US$156.5 million in the third quarter 2020 and US$154.3 million in the fourth quarter 2019. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$231.7 million in the fourth quarter 2020 compared to US$162.1 million in the third quarter 2020 and US$171.0 million in the fourth quarter 2019. The increases in operating income and adjusted operating income primarily resulted from higher average AUM, seasonal performance fees and investment gains compared to the prior quarter.

Fourth quarter 2020 diluted earnings per share of US$1.02 increased 57% compared to US$0.65 in the third quarter 2020 and increased 73% versus US$0.59 in the fourth quarter 2019. Adjusted diluted earnings per share of US$1.04 in the fourth quarter 2020 increased 49% compared to US$0.70 in the third quarter 2020 and increased 60% versus US$0.65 in the fourth quarter 2019.

Amended Relationship with Dai-ichi Life Holdings, Inc. and Board Resignation

Dai-ichi Life Holdings, Inc. (‘Dai-ichi’) has made the strategic decision to focus capital on its global insurance business. As such, Dai-ichi has determined to monetise its stake in JHG and has relinquished its board seat. Tatsusaburo Yamamoto, Dai-ichi’s representative on the Board, has consequently resigned as a non-executive director of the Group, effective today. As part of this decision, JHG and Dai-ichi have entered into a new strategic co-operation agreement which continues more than eight years of a successful partnership. The new agreement includes many similar provisions of the prior agreement, absent the capital commitment, and reflects the evolution of the companies’ relationship. JHG and Dai-ichi will expand the companies’ expertise and human resources program to include a senior executive from Dai-ichi to help JHG’s efforts in Japan. The companies will also continue to collaborate on new product development and distribution.

Dick Weil, Chief Executive Officer of Janus Henderson Group plc, stated:

“Despite the exceptionally challenging year, we have continued to make significant progress on our path to achieving Simple Excellence. Investment performance remains solid, distribution is gathering momentum, as seen in our improving flow trends, and our financial results are strong. We continue to work tirelessly for our clients, and our people’s dedication is a testament to the culture we have collectively fostered since our merger. Though global challenges persist, our resiliency and ongoing efforts have made us a stronger company for the future.

“We look forward to continuing the strong relationship with Dai-ichi through the new co-operation agreement building on eight years of trust. Although we are disappointed to lose Dai-ichi as a shareholder, today’s news does not change the path that Janus Henderson is on. As we enter 2021, our focus is on increasing momentum and progressing further in delivering a strong, profitable and resilient business through our strategy of Simple Excellence. We remain committed to delivering strong risk-adjusted returns for all of our clients and long-term value and profit growth for all of our shareholders.”

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’ or ‘GAAP’). However, JHG management evaluates the profitability of the Group and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See ‘Reconciliation of non-GAAP financial information’ below for additional information.

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
	2020	2020	2019	2020	2019
GAAP basis:
Revenue	657.2	568.5	601.2	2,298.6	2,192.4
Operating expenses	430.2	412.0	446.9	2,140.8	1,651.5
Operating income	227.0	156.5	154.3	157.8	540.9
Operating margin	34.5%	27.5%	25.7%	6.9%	24.7%
Net income attributable to JHG	186.8	118.9	112.0	161.6	427.6
Diluted earnings per share	1.02	0.65	0.59	0.87	2.21

Adjusted basis:
Revenue	528.5	449.7	463.1	1,834.2	1,748.1
Operating expenses	296.8	287.6	292.1	1,137.5	1,121.5
Operating income	231.7	162.1	171.0	696.7	626.6
Operating margin	43.8%	36.0%	36.9%	38.0%	35.8%
Net income attributable to JHG	189.0	129.6	123.9	557.9	478.3
Diluted earnings per share	1.04	0.70	0.65	3.01	2.47

Fourth quarter 2020 adjusted revenue of US$528.5 million increased from the third quarter 2020 result of US$449.7 million as a result of higher average AUM and improved performance fees driven by seasonality and investment performance. Fourth quarter 2020 adjusted net income attributable to JHG of US$189.0 million increased 46% from US$129.6 million in the third quarter 2020 primarily due to higher revenue and net investment gains compared to the third quarter 2020.

DIVIDEND AND SHARE BUYBACK

On 3 February 2021, the Board declared a fourth quarter dividend in respect of the three months ended 31 December 2020 of US$0.36 per share. Shareholders on the register on the record date of 17 February 2021 will be paid the dividend on 3 March 2021. Janus Henderson does not offer a dividend reinvestment plan.

As part of the US$200 million on-market buyback programme approved by the Board in February 2020, JHG purchased approximately one million of its ordinary shares on the NYSE and its CHESS Depositary Interests (CDIs) on the ASX in the fourth quarter, for a total outlay of US$27.4 million.

Net tangible assets per share

US$	31 Dec 2020	31 Dec 2019
Net tangible assets / (liabilities) per ordinary share	3.78	1.68

Net tangible assets are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

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AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client switches.

Total Group comparative AUM and flows

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
	2020	2020	2019	2020	2019
Opening AUM	358.3	336.7	356.1	374.8	328.5
Sales	23.2	15.8	18.7	78.3	65.2
Redemptions	(24.3)	(18.7)	(25.4)	(102.7)	(92.6)
Net sales / (redemptions)	(1.1)	(2.9)	(6.7)	(24.4)	(27.4)
Market / FX	44.4	24.5	25.4	55.4	73.7
Disposals	—	—	—	(4.2)	—
Closing AUM	401.6	358.3	374.8	401.6	374.8

Quarterly AUM and flows by capability

		Fixed	Quantitative
	Equities	Income	Equities	Multi-Asset	Alternatives	Total
AUM 31 Dec 2019	204.0	74.8	45.2	39.8	11.0	374.8
Sales	8.8	8.0	0.4	3.5	0.7	21.4
Redemptions	(15.7)	(11.4)	(2.4)	(2.5)	(1.6)	(33.6)
Net sales / (redemptions)	(6.9)	(3.4)	(2.0)	1.0	(0.9)	(12.2)
Market / FX	(43.2)	(6.1)	(8.6)	(5.3)	(0.8)	(64.0)
Disposals	(4.0)	—	—	(0.2)	—	(4.2)
AUM 31 Mar 2020	149.9	65.3	34.6	35.3	9.3	294.4
Sales	7.9	6.3	0.4	2.5	0.8	17.9
Redemptions	(12.1)	(7.0)	(4.3)	(1.8)	(0.9)	(26.1)
Net sales / (redemptions)	(4.2)	(0.7)	(3.9)	0.7	(0.1)	(8.2)
Market / FX	33.5	5.6	6.8	4.3	0.3	50.5
Reclassification[1]	(0.1)	—	—	—	0.1	—
AUM 30 Jun 2020	179.1	70.2	37.5	40.3	9.6	336.7
Sales	5.8	5.9	1.3	2.3	0.5	15.8
Redemptions	(10.9)	(4.1)	(1.4)	(1.7)	(0.6)	(18.7)
Net sales / (redemptions)	(5.1)	1.8	(0.1)	0.6	(0.1)	(2.9)
Market / FX	14.9	3.1	3.3	2.7	0.5	24.5
AUM 30 Sep 2020	188.9	75.1	40.7	43.6	10.0	358.3
Sales	10.3	8.7	0.3	3.1	0.8	23.2
Redemptions	(10.4)	(7.5)	(3.7)	(1.9)	(0.8)	(24.3)
Net sales / (redemptions)	(0.1)	1.2	(3.4)	1.2	—	(1.1)
Market / FX	30.6	5.2	4.7	3.2	0.7	44.4
AUM 31 Dec 2020	219.4	81.5	42.0	48.0	10.7	401.6

1Reflects reclassification of an existing fund from Equities to Alternatives.

Average AUM

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
	2020	2020	2019	2020	2019
Equities	204.1	188.5	194.5	187.7	189.4
Fixed Income	78.1	74.8	74.2	73.3	73.5
Multi-Asset	45.6	42.7	37.8	41.5	35.0
Quantitative Equities	40.8	40.0	44.8	40.2	47.1
Alternatives	10.4	10.0	11.1	10.0	12.1
Total	379.0	356.0	362.4	352.7	357.1

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INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (at 31 December 2020)

Capability	1-year	3-year	5-year
Equities	54%	54%	67%
Fixed Income	92%	96%	90%
Multi-Asset	97%	96%	94%
Quantitative Equities	69%	24%	16%
Alternatives	97%	97%	100%
Total	68%	65%	72%

Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETFs, Managed CDOs, Private Equity funds and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 5% of AUM as at 31 December 2020. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (at 31 December 2020)

Capability	1-year	3-year	5-year
Equities	47%	57%	67%
Fixed Income	70%	79%	73%
Multi-Asset	91%	91%	92%
Quantitative Equities	4%	33%	4%
Alternatives	74%	76%	75%
Total	57%	66%	71%

Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 79% of total mutual fund AUM was in the top 2 Morningstar quartiles for the 10-year period ending 31 December 2020. For the 1-, 3-, 5- and 10-year periods ending 31 December 2020, 56%, 58%, 55% and 63% of the 201, 191, 183 and 150 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on ‘primary’ share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2020 Morningstar, Inc. All Rights Reserved.

FIRST QUARTER 2021 RESULTS

Janus Henderson intends to publish its first quarter 2021 results on 29 April 2021.

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FOURTH QUARTER AND FULL-YEAR 2020 RESULTS BRIEFING INFORMATION

Chief Executive Officer Dick Weil and Chief Financial Officer Roger Thompson will present these results on 4 February 2021 on a conference call and webcast to be held at 8am EST, 1pm GMT, 12am AEDT (5 February).

Those wishing to participate should call:

United Kingdom	0800 279 9489 (toll free)
United States	866 270 1533 (toll free)
Australia	1 800 121 301 (toll free)
All other countries	+1 412 317 0797 (this is not toll free)
Conference ID	10151464

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

At 31 December 2020, Janus Henderson had approximately US$402 billion in assets under management, more than 2,000 employees, and offices in 26 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
Jim Kurtz	Stephen Sobey
Co-Head Investor Relations (US) +1 303 336 4529	Head of Media Relations +44 (0)20 7818 2523
jim.kurtz@janushenderson.com	stephen.sobey@janushenderson.com

Melanie Horton	United Kingdom: Edelman Smithfield
Co-Head Investor Relations (Non-US)	Latika Shah
+44 (0)20 7818 2905	+44 (0)7950 671 948
melanie.horton@janushenderson.com	latika.shah@edelmansmithfield.com

Or	Andrew Wilde
+44 (0)7786 022 022
Investor Relations	andrew.wilde@edelmansmithfield.com
investor.relations@janushenderson.com
Asia Pacific: Honner
Craig Morris
+61 2 8248 3757
craig@honner.com.au

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions, except per share data or as noted)	2020	2020	2019	2020	2019
Revenue:
Management fees	489.1	457.7	457.8	1,794.1	1,792.3
Performance fees	59.3	7.0	18.3	98.1	17.6
Shareowner servicing fees	57.9	53.7	71.9	209.2	185.4
Other revenue	50.9	50.1	53.2	197.2	197.1
Total revenue	657.2	568.5	601.2	2,298.6	2,192.4

Operating expenses:
Employee compensation and benefits	162.3	154.9	163.1	618.6	602.5
Long-term incentive plans	44.7	42.7	44.5	170.1	184.3
Distribution expenses	128.7	118.8	138.1	464.4	444.3
Investment administration	12.6	13.1	13.8	50.0	47.9
Marketing	3.9	5.3	10.0	19.6	31.1
General, administrative and occupancy	66.4	65.6	60.3	255.2	260.8
Impairment of goodwill and intangible assets	—	—	—	513.7	18.0
Depreciation and amortisation	11.6	11.6	17.1	49.2	62.6
Total operating expenses	430.2	412.0	446.9	2,140.8	1,651.5

Operating income	227.0	156.5	154.3	157.8	540.9

Interest expense	(3.2)	(3.2)	(3.3)	(12.9)	(15.1)
Investment gains, net	32.2	25.5	12.1	57.5	34.2
Other non-operating income (expense), net	(0.2)	(0.9)	(5.8)	39.7	23.5
Income before taxes	255.8	177.9	157.3	242.1	583.5
Income tax provision	(57.4)	(40.8)	(36.9)	(59.5)	(137.8)
Net income	198.4	137.1	120.4	182.6	445.7
Net income attributable to noncontrolling interests	(11.6)	(18.2)	(8.4)	(21.0)	(18.1)
Net income attributable to JHG	186.8	118.9	112.0	161.6	427.6
Less: allocation of earnings to participating stock-based awards	(5.5)	(3.5)	(3.1)	(4.7)	(11.7)
Net income attributable to JHG common shareholders	181.3	115.4	108.9	156.9	415.9

Basic weighted-average shares outstanding (in millions)	176.5	178.4	183.6	179.4	188.0
Diluted weighted-average shares outstanding (in millions)	177.0	178.8	184.1	179.9	188.6

Diluted earnings per share (in US$)	1.02	0.65	0.59	0.87	2.21

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of US GAAP revenue, operating expenses, operating income, net income attributable to JHG and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG and adjusted diluted earnings per share.

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions, except per share data or as noted)	2020	2020	2019	2020	2019
Reconciliation of revenue to adjusted revenue
Revenue	657.2	568.5	601.2	2,298.6	2,192.4
Management fees[1]	(51.6)	(47.9)	(48.0)	(183.8)	(189.6)
Shareowner servicing fees[1]	(47.4)	(42.8)	(62.7)	(170.3)	(149.4)
Other revenue[1]	(29.7)	(28.1)	(27.4)	(110.3)	(105.3)
Adjusted revenue	528.5	449.7	463.1	1,834.2	1,748.1

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	430.2	412.0	446.9	2,140.8	1,651.5
Employee compensation and benefits[2]	(0.1)	(0.3)	(6.3)	(2.3)	(19.1)
Long-term incentive plans[2]	0.1	0.1	0.2	0.5	0.8
Distribution expenses[1]	(128.7)	(118.8)	(138.1)	(464.4)	(444.3)
General, administration and occupancy[2]	(2.8)	(3.5)	(3.2)	(11.0)	(20.0)
Impairment of goodwill and intangible assets[3]	—	—	—	(513.7)	(18.0)
Depreciation and amortisation[3]	(1.9)	(1.9)	(7.4)	(12.4)	(29.4)
Adjusted operating expenses	296.8	287.6	292.1	1,137.5	1,121.5

Adjusted operating income	231.7	162.1	171.0	696.7	626.6

Operating margin	34.5%	27.5%	25.7%	6.9%	24.7%
Adjusted operating margin	43.8%	36.0%	36.9%	38.0%	35.8%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	186.8	118.9	112.0	161.6	427.6
Employee compensation and benefits[2]	0.1	0.3	6.3	2.3	19.1
Long-term incentive plans[2]	(0.1)	(0.1)	(0.2)	(0.5)	(0.8)
General, administration and occupancy[2]	2.8	3.5	3.2	11.0	20.0
Impairment of goodwill and intangible assets[3]	—	—	—	513.7	18.0
Depreciation and amortisation[3]	1.9	1.9	7.4	12.4	29.4
Interest expense[4]	—	—	0.2	0.1	2.5
Investment gains (losses), net	(1.4)	—	—	(1.4)	—
Other non-operating income (expense), net[4]	(1.7)	(0.5)	(1.9)	(28.7)	(24.3)
Income tax benefit (provision)[5]	0.6	5.6	(3.1)	(112.6)	(13.2)
Adjusted net income attributable to JHG	189.0	129.6	123.9	557.9	478.3
Less: allocation of earnings to participating stock-based awards	(5.5)	(3.8)	(3.4)	(16.4)	(13.1)
Adjusted net income attributable to JHG common shareholders	183.5	125.8	120.5	541.5	465.2

Weighted-average diluted common shares outstanding – diluted (two class) (in millions)	177.0	178.8	184.1	179.9	188.6
Diluted earnings per share (two class) (in US$)	1.02	0.65	0.59	0.87	2.21
Adjusted diluted earnings per share (two class) (in US$)	1.04	0.70	0.65	3.01	2.47

1	JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG

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management believes that the deduction of distribution and service fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue.
2	Adjustments primarily represent rent expense for subleased office space as well as integration costs in relation to the Merger, including severance costs, legal costs and consulting fees. JHG management believes these costs are not representative of the ongoing operations of the Group.
3	Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. Adjustments also include impairment charges of our goodwill and certain mutual fund investment management agreements and client relationships. JHG management believes these non-cash and acquisition-related costs are not representative of the ongoing operations of the Group.
4	Adjustments primarily relate to contingent consideration adjustments associated with prior acquisitions and increased debt expense as a consequence of the fair value uplift on debt due to acquisition accounting. JHG management believes these costs are not representative of the ongoing operations of the Group.
5	The tax impact of the adjustments is calculated based on the applicable US or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Condensed consolidated balance sheets (unaudited)

	31 Dec	31 Dec
(in US$ millions)	2020	2019
Assets:
Cash and cash equivalents	1,099.7	733.9
Investment securities	268.1	253.5
Property, equipment and software, net	77.9	84.7
Intangible assets and goodwill, net	4,070.2	4,592.9
Assets of consolidated variable interest entities	226.5	1,010.9
Other assets	966.6	945.8
Total assets	6,709.0	7,621.7

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	313.3	316.2
Deferred tax liabilities, net	627.4	729.1
Liabilities of consolidated variable interest entities	3.2	57.1
Other liabilities	927.3	935.2
Redeemable noncontrolling interests	85.8	677.9
Total equity	4,752.0	4,906.2
Total liabilities, redeemable noncontrolling interests and equity	6,709.0	7,621.7

Condensed consolidated statements of cash flows (unaudited)

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions)	2020	2020	2019	2020	2019
Cash provided by (used for):
Operating activities	220.2	183.0	207.0	645.7	463.2
Investing activities	119.4	135.0	(364.7)	129.4	(389.3)
Financing activities	(191.2)	(291.2)	176.0	(491.0)	(207.0)
Effect of exchange rate changes	33.2	19.3	4.5	27.5	13.0
Net change during period	181.6	46.1	22.8	311.6	(120.1)

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STATUTORY DISCLOSURES

Associates and joint ventures

At 31 December 2020, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

●	LongTail Alpha LLC. Ownership 20%

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance with US GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson Group’s Annual Report on Form 10-K for the year ended 31 December 2019, on file with the SEC (Commission file no. 001-38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

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FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended 31 December  2019 and in other filings or furnishings made by the Company with the Securities and Exchange Commission from time to time (Commission file no. 001-38103), including those that appear under headings such as ‘Risk Factors’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. Janus Henderson Group undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

Janus Henderson is a trademark of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

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